EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated December 10, 1999 (except for Note 4, as to which the date is January 14, 2000) accompanying the consolidated financial statements included in the Annual Report of Navtech, Inc. (formerly Compuflight, Inc.) on Form 10-KSB for the year ended October 31, 1999. We hereby consent to the incorporation by reference of our report in the Registration Statement of Navtech, Inc on Form S-8 with respect to its 1999 Stock Option Plan.

GRANT THORNTON LLP

Melville, New York
March 13, 2000


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